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Exhibit 10.20

        EXECUTION COUNTERPART

AMENDMENT, WAIVER AND CONSENT AGREEMENT

        THIS AMENDMENT, WAIVER AND CONSENT AGREEMENT (this "Waiver Agreement") dated as of November 6, 2002, is entered into among LA PALOMA GENERATING COMPANY, LLC, a Delaware limited liability company (the "Company"); LA PALOMA GENERATING TRUST LTD., a Delaware business trust (the "Owner") acting through WILMINGTON TRUST COMPANY, as Trustee; the LENDERS, INVESTORS and INTEREST HEDGE PARTIES party hereto; CITIBANK, N.A., as administrative agent for the Lenders, the Tranche A Banks and the Investors (in such capacity, the "Administrative Agent"); and CITIBANK, N.A., as security agent for the Creditors (in such capacity, the "Security Agent").

        WHEREAS, pursuant to the Participation Agreement dated as of March 7, 2000 among the Company, the Owner, the Trust Company, the Trustee, the Lenders party thereto, the Investors party thereto, the Tranche A Banks party thereto, the Administrative Agent and the Security Agent (as previously amended by the Omnibus Restructuring Agreement and the Second Amendment, the "Participation Agreement") and the other Operative Documents, the Company and the other parties hereto agreed, among other things, to the terms and conditions of the construction and lease financing of the Project;

        WHEREAS, the Owner (either directly or as assignee of the Company) is party to the EPC Contract, the Spare Parts Agreement, the Water Supply Agreements, the Joint Interconnection Facilities Agreement, the Generator Special Facilities Agreement, Zero Discharge System and Raw Water Pretreatment Construction Contract, the Raw and Potable Water Supply Pipelines Construction Contract, the Switchyard and Transmission Line EPC Contract, the Facilities Construction Agreement and the Agreement for Construction of Public Infrastructure Improvements, and has entered into the Construction Agency Agreement with the Company, whereby the Company, as agent for the Owner, has agreed to cause the construction and completion of the Project in accordance with the terms thereof;

        WHEREAS, the Company has entered into the PGET Gas Supply Agreement, the Water Supply Agreements, the Operating Agreement and certain other Project Contracts, pursuant to which the Company will obtain supplies of fuel, water, operational and maintenance services and other goods and services required in connection with the operation of the Project and has entered into the PGET Power Purchase Agreement pursuant to which it will sell power;

        WHEREAS, the Company needs funding to pay for Project Costs including the natural gas supplies necessary for the start-up, commissioning and testing of the Project (such natural gas, "Test Gas") and Scheduled Debt Service beginning on November 11, 2002;

        WHEREAS, the Company and the Owner have requested certain amendments, consents and waivers with respect to the Participation Agreement to enable the Lenders to make Construction Advances to fund payments for Project Costs and Scheduled Debt Service; and

        WHEREAS, the Lenders, the Administrative Agent and the Security Agent are willing to agree to the Company's and the Owner's request upon the terms and conditions of this Waiver Agreement.

        ACCORDINGLY, the parties hereto hereby agree as follows:

        Section 1.    Definitions.    Except as otherwise defined in this Waiver Agreement, terms defined in Annex A to the Participation Agreement are used herein (including in the recitals hereto) as defined therein (and the principles of interpretation set forth in Annex A to the Participation Agreement shall apply to such terms). The following terms used herein shall have the following respective meanings:

          "Amended and Restated EPC Contract" shall mean the Amended and Restated Turnkey Construction Contract between the Company and Alstom Power, Inc. which amends and restates the EPC Contract.

          "Known Defaults" shall mean (a) the Event of Default under Section 7.1(b) of the Participation Agreement subsisting as of the date of this Waiver Agreement and (b) the Default relating to the existence of mechanics' liens on the Project in an amount in excess of $3 million subsisting as of the date of this Waiver Agreement.

          "Subject Defaults" shall mean (a) any Default or Event of Default arising under Section 7.1(a) of the Participation Agreement (but solely with respect to a failure by the Company to make or to cause to be made a payment of an Equity Contribution Amount due under Section 5.1(x) of the Participation Agreement), (b) any Default or Event of Default under Section 7.1(d) of the Participation Agreement (but solely with respect to Section 5.1(k) of the Participation Agreement or Section 2.4(a) (but solely as the same relates to the Project Budget), (b) or (c) of the Construction Agency Agreement but only to the extent that the Amended and Restated EPC Contract does not come into effect), (c) any Default or Event of Default under Section 7.1(h) of the Participation Agreement (but solely with respect to the PGET Gas Supply Agreement or the PGET Power Purchase Agreement and the occurrence of a "Material Adverse Change" (as such term is defined therein) under either such agreement), (d) any Default or Event of Default under Section 7.1(i) of the Participation Agreement, and (e) any Default or Event of Default under Section 7.1(p) of the Participation Agreement.

        Section 2.    Basic Amendment.    Subject to the occurrence of the Effective Date, the Participation Agreement is hereby amended as of the Effective Date as follows:

          (a)  Section 1.2 of the Participation Agreement is hereby amended by deleting the reference to "3%" appearing after the words "aggregate amount equal to" in the fourth line thereof and replacing the same with "the Investor Percentage";

          (b)  Section 3.3(i)(j) of the Participation Agreement shall be deleted in its entirety and replaced with the following: "(j) [INTENTIONALLY OMITTED]";

          (c)  Section 3.3(i)(k) of the Participation Agreement shall be deleted in its entirety and replaced with the following: "(k) [INTENTIONALLY OMITTED]"; and

          (d)  Annex A of the Participation Agreement is hereby amended by:

              (i)  inserting the following definition immediately after the definition of "Available Commitment":

            ""Available Construction Commitment Amount" means, as of any date of determination, an amount equal to the sum of: (a) the aggregate unutilized amount of Tranche A Loan Commitment plus (b) the aggregate unutilized amount of Tranche B Loan Commitment plus (c) the aggregate unutilized amount of Investor Contribution Commitment.";

            (ii)  inserting the following definition immediately after the definition of "Investor Contribution Percentage":

            ""Investor Percentage" means, as of any date of determination, the quotient (expressed as a percentage to the second decimal point) of: (a) the aggregate unutilized amount of Investor Contribution Commitment divided by (b) the Available Construction Commitment Amount.";

            (iii)  amending and restating the definition of "Tranche A Percentage" in its entirety to read as follows:

            ""Tranche A Percentage" means, as of any date of determination, the quotient (expressed as a percentage to the second decimal point) of: (a) the aggregate unutilized amount of Tranche A Loan Commitment divided by (b) the Available Construction Commitment Amount."; and

            (iv)  amending and restating the definition of "Tranche B Percentage" in its entirety to read as follows:

            ""Tranche B Percentage" means, as of any date of determination, the quotient (expressed as a percentage to the second decimal point) of: (a) the aggregate unutilized amount of Tranche B Loan Commitment divided by (b) the Available Construction Commitment Amount.".

        Section 3.    Other Amendments.    Subject to (x) the occurrence of the Effective Date and (y) the receipt by the Administrative Agent of counterparts of this Waiver Agreement duly executed by each Tranche A Lender, each Interest Hedge Party, the Required Lenders and the Required Investors, the Participation Agreement is hereby amended as of the Effective Date as follows:

          (a)  Clauses (A) and (B) of Section 6.5(a)(i) of the Participation Agreement are hereby deleted in their entirety and replaced with the following:

            "(i) Mandatory Prepayment of Tranche A Loans.

              (A)  (1) Prior to the NEG Guarantee Release Date, upon (I) the occurrence and continuance of a NEG Trigger Event with respect to NEG, (II) the occurrence of a NEG Equity Payment Demand or (III) the occurrence and continuance of a NEG Downgrade Event with respect to NEG and the Company's failure to perform any of its obligations under Section 5.1(z) with respect to NEG, the Tranche A Loans shall be subject to mandatory prepayment in whole on the date that is five Business Days after the occurrence of any of the events set forth in clauses (I), (II) or (III) above if the Required Tranche A Lenders have (or the Administrative Agent acting at the direction of the Required Tranche A Lenders has) delivered written notice to the Company demanding that such prepayment be made.

              (2)  Prior to the NEG Guarantee Release Date, upon (I) the occurrence and continuance of a NEG Trigger Event with respect to NEG, (II) the occurrence of a NEG Equity Payment Demand or (III) the occurrence and continuance of a NEG Downgrade Event with respect to NEG and the Company's failure to perform any of its obligations under Section 5.1(z) with respect to NEG, the Tranche B Loans shall be subject to mandatory prepayment in whole on the date that is five Business Days after the occurrence of any of the events set forth in clauses (I), (II) or (III) above if the Required Tranche B Lenders have (or the Administrative Agent acting at the direction of the Required Tranche B Lenders has) delivered written notice to the Company demanding that such prepayment be made.

              (3)  Prior to the NEG Guarantee Release Date, upon (I) the occurrence and continuance of a NEG Trigger Event with respect to NEG, (II) the occurrence of a NEG Equity Payment Demand or (III) the occurrence and continuance of a NEG Downgrade Event with respect to NEG and the Company's failure to perform any of its obligations under Section 5.1(z) with respect to NEG, the Investor Contributions shall be subject to mandatory prepayment in whole on the date that is five Business Days after the occurrence of any of the events set forth in clauses (I), (II) or (III) above if all of the

      Investors have delivered written notice to the Company demanding that such prepayment be made (which notice may only be delivered in the event that the Required Tranche A Lenders and Required Tranche B Lenders have delivered notices in respect of such event in accordance with the foregoing clauses (1) and (2)).

              (B)  (1) If a Substitute Credit Support Instrument in the form of a guaranty is provided pursuant to clause (b) of the definition thereof in accordance with Section 2.07(b) of the NEG Guarantee, upon the occurrence and continuance of (I) a NEG Trigger Event or (II) a NEG Downgrade Event and the Company's failure to perform any of its obligations under Section 5.1(z), in each case with respect to such Substitute Credit Support Instrument, the Tranche A Loans shall be subject to mandatory prepayment in whole on the date that is five Business Days after the occurrence of any of the events set forth in clauses (I), (II) or (III) above if the Required Tranche A Lenders have (or the Administrative Agent acting at the direction of the Required Tranche A Lenders has) delivered written notice to the Company demanding that such prepayment be made.

              (2)  If a Substitute Credit Support Instrument in the form of a guaranty is provided pursuant to clause (b) of the definition thereof in accordance with Section 2.07(b) of the NEG Guarantee, upon the occurrence and continuance of (I) a NEG Trigger Event or (II) a NEG Downgrade Event and the Company's failure to perform any of its obligations under Section 5.1(z), in each case with respect to such Substitute Credit Support Instrument, the Tranche B Loans shall be subject to mandatory prepayment in whole on the date that is five Business Days after the occurrence of any of the events set forth in clauses (I), (II) or (III) above if the Required Tranche B Lenders have (or the Administrative Agent acting at the direction of the Required Tranche B Lenders has) delivered written notice to the Company demanding that such prepayment be made.

              (3)  If a Substitute Credit Support Instrument in the form of a guaranty is provided pursuant to clause (b) of the definition thereof in accordance with Section 2.07(b) of the NEG Guarantee, upon the occurrence and continuance of (I) a NEG Trigger Event or (II) a NEG Downgrade Event and the Company's failure to perform any of its obligations under Section 5.1(z), in each case with respect to such Substitute Credit Support Instrument, the Investor Contributions shall be subject to mandatory prepayment in whole on the date that is five Business Days after the occurrence of any of the events set forth in clauses (I), (II) or (III) above if all of the Investors have delivered written notice to the Company demanding that such prepayment be made (which notice may only be delivered in the event that the Required Tranche A Lenders and Required Tranche B Lenders have delivered notices in respect of such event in accordance with the foregoing clauses (1) and (2))."

          (b)  Clause (C) of Section 6.5(a)(i) of the Participation Agreement is hereby amended by adding the words "in the event that the Required Tranche A Lenders have delivered written notice to the Company demanding that such prepayment be made" after the words "such event" appearing in the fifth line thereof.

          (c)  Clause (D) of Section 6.5(a)(i) of the Participation Agreement is hereby amended by (i) amending the reference to "clause (A), (B) or (C)" appearing in the first and second lines thereof to refer to "clause (A)(1), (B)(1) or (C)" and (ii) amending the phrase "the date of such prepayment" commencing in the second line thereof to read "the date such prepayment is due".

        Section 4.    Waivers and Instructions with respect to Construction Advances in Participation Agreement.

          (a)  Subject to the limitations set out in this Waiver Agreement and the occurrence of the Effective Date, the Administrative Agent, acting at the direction of the Required Participants, hereby waives for the period from the Effective Date to but excluding the earlier to occur of (x) the date on which the Administrative Agent notifies the Lenders of the occurrence of any Default or Event of Default other than any Known Default or Subject Default and (y) the end of the Commitment Period for any of the Tranche A Loan Commitments, Tranche B Loan Commitments or the Investor Contribution Commitments (the "Waiver Period"):

              (i)  the requirement set out in Section 2.2 of the Participation Agreement that restricts the occurrence of Funding Dates to no more than two per calendar month; and

            (ii)  all of the conditions precedent to the making of Tranche A Loans, Tranche B Loans and Investor Contributions set out in Section 3.3 of the Participation Agreement;

  provided that, during the Waiver Period, Construction Advances shall be made in accordance with the following terms, conditions and procedures (and such procedures shall be deemed to be the relevant terms, conditions and procedures under Section 3.3 of the Participation Agreement for all purposes under the Operative Documents during the Waiver Period):

          (A)  there shall be two types of Funding Dates during the Waiver Period "Test Gas Funding Dates" and "Other Cost Funding Dates";

          (B)  the Test Gas Funding Dates shall occur only once per calendar week during the Waiver Period;

          (C)  the Other Cost Funding Dates shall occur no more than once per calendar month during the Waiver Period (and any such Other Cost Funding Date may also be a Test Gas Funding Date);

          (D)  on or prior to 10:00 AM New York City time on the Business Day prior to any Funding Date occurring during the Waiver Period, the Company shall deliver a Requisition under the Participation Agreement (which, during the Waiver Period, shall be in the form of Annex A to this Waiver Agreement) to the Administrative Agent and the Security Agent appropriately completed and including, inter alia:

            (1)  if such Funding Date is an Other Cost Funding Date:

              (aa) certification by the Company that, except as previously disclosed in writing to the Lenders, the work performed to date has been satisfactorily performed in a good and workmanlike manner and in accordance with the Construction Documents;

              (bb) certification by the Company that: (i) all proceeds of Requisitions delivered prior to the Waiver Period have been expended or applied pursuant to the provisions of the relevant Operative Documents and the Project Budget or remain in the Construction Account to be applied against such prior Requisitions and the Project Budget; and (ii) the items for which amounts are requested in the subject Requisition have not been the basis for a previous Requisition;

              (cc) a request for a Construction Advance with respect to such Other Cost Funding Date in an amount no greater than $20,000,000 exclusive of the amount allocated to pay for Test Gas costs; and

              (dd) a confirmation by the Independent Engineer of the information set forth in clause (aa) above;

            (2)  if such Funding Date is a Test Gas Funding Date:

              (aa) the aggregate amount of Test Gas costs reasonably expected to be incurred in the next seven days ("Projected Test Gas Costs") specifying the expected number of

      MMBtu's to be used on each such day and the projected price (on a $/MMBtu basis) for such Test Gas;

              (bb) the aggregate amount projected to be on deposit and available in the Construction Account to pay Test Gas costs (which amount shall exclude amounts advanced on any Other Cost Funding Date that are intended to fund Project Costs (other than Test Gas costs) and Scheduled Debt Service) on the Funding Date prior to giving effect to Construction Advances to be made on such date pursuant to such Requisition (the "Available Balance");

              (cc) a calculation showing the amount (the "Projected Test Gas Required Amount") equal to the excess, if any, of (I) Projected Test Gas Costs over (II) the Available Balance (provided that such amount shall never be less than zero);

              (dd) a request, with respect to such Test Gas Funding Date, for a Construction Advance with respect to Test Gas costs equal to the lesser of (I) the Projected Test Gas Required Amount and (II) $3,000,000;

              (ee) a description of the arrangements made by the Company for securing a supply of Test Gas to the Project identifying the Persons (the "Gas Supply Parties") to whom payments in respect of Test Gas are to be made (or with respect to whom payment was made for Test Gas for the relevant period by PGET in the event that PGET is requested to be a recipient of any such payment, and in such case PGET shall, for purposes of the following paragraph (ff) and Section 4(c), constitute a Gas Supply Party) from the proceeds of the requested Construction Advances and/or the amounts on deposit in the Construction Account;

              (ff)  the amount and timing of each payment in respect of Test Gas that needs to be made from the proceeds of the requested Construction Advances and/or the amounts on deposit in the Construction Account in the seven days following the Funding Date and the Gas Supply Parties to whom such payments are to be made; and

              (gg) a confirmation by the Independent Engineer of the amount and information set forth in clauses (aa) and (ff) above;

            (3)  on any Funding Date:

              (aa) certification by the Company that, other than with respect to the Known Defaults and any Subject Defaults, no Event of Default or Default has occurred and is continuing;

              (bb) certification by the Company that it has received all revenues for electrical energy sold during the testing of the Project due to it on or prior to such Funding Date (provided that where the costs for gas utilized in generating the electricity that gave rise to such revenues has not been funded from any of (i) withdrawals from the Construction Account authorized by the Required Participants on October 16, 2002, (ii) the proceeds of Construction Advances made under the Waiver and Consent dated as of October 21, 2002 among the Company, the Owner, the Lenders party thereto, the Administrative Agent and the Security Agent or (iii) the proceeds of Construction Advances made pursuant to this Waiver Agreement, the Company need only certify that it has received such revenues net of costs for gas in order to satisfy this condition);

              (cc) certification by the Company that the representations and warranties of the Company contained in the Operative Documents (other than that set forth in (i) Section 4.1(i) of the Participation Agreement (No Default) solely with respect to the Known Defaults and any Subject Defaults and (ii) Section 4.1(n) of the Participation

      Agreement (Collateral) solely with respect to the mechanics liens described in clause (b) of the definition of "Known Defaults") to which it is a party are true and accurate in all material respects as if made on and as of such Funding Date, except to the extent such representations and warranties relate solely to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date; and

              (dd) a request for Construction Advances consisting solely of ABR Loans and ABR Investor Contributions;

    provided that if the Company fails to deliver a Requisition by 10:00 AM New York City time on the Business Day prior to any Funding Date with respect to Construction Advances occurring during the Waiver Period, the Company hereby irrevocably authorizes the Administrative Agent to issue the Requisition in its name and on its behalf; and

          (E)  except as otherwise expressly provided in this Section 4(a), Construction Advances shall otherwise be funded at the times and in the manner provided in the Operative Documents in effect prior to the Effective Date.

          (b)  Notwithstanding anything in this Section 4 to the contrary, in the event that any Subject Default shall occur and be continuing, both the Required Tranche A Lenders and the Required Tranche B Lenders shall have an independent right to deliver a notice to the Administrative Agent and the Security Agent terminating the Waiver Period and, upon the Administrative Agent's receipt of such a notice from either the Required Tranche A Lenders or Required Tranche B Lenders, the Waiver Period shall terminate without further action on the part of any Person.

          (c)  The Required Participants hereby instruct the Security Agent pursuant to Section 5.5(c) of the Security Deposit Agreement to withdraw from the Construction Account the amounts on deposit therein from time to time and pay Project Costs and Scheduled Debt Service to the Persons identified in the most recently delivered Requisition the amounts identified therein as being due to such Persons at the times and in the amounts specified in such Requisition.

        Section 5.    Waiver with respect to Tranche A Loan Agreement.    Subject to (a) the limitations set out in this Waiver Agreement, (b) the occurrence of the Effective Date and (c) the receipt by the Administrative Agent of counterparts of this Waiver Agreement duly executed by the Required Tranche A Lenders, the Administrative Agent hereby waives for the Waiver Period the requirement set out in Section 2.2 of the Tranche A Loan Agreement that borrowings of Tranche A Loans be in an amount of at least $1,000,000.

        Section 6.    Waiver with respect to Tranche B Loan Agreement.    Subject to (a) the limitations set out in this Waiver Agreement, (b) the occurrence of the Effective Date and (c) the receipt by the Administrative Agent of counterparts of this Waiver Agreement duly executed by the Required Tranche B Lenders, the Administrative Agent hereby waives for the Waiver Period the requirement set out in Section 2.2 of the Tranche B Loan Agreement that borrowings of Tranche B Loans be in an amount of at least $1,000,000.

        Section 7.    Covenants of the Company.    The Company shall:

          (a)  deliver to the Administrative Agent (in addition to the reporting requirements set forth in the Participation Agreement and the other Operative Documents):

              (i)  on or before the fifteenth Business Day of each calendar month, an unaudited balance sheet for the Company;

            (ii)  contemporaneously with the delivery thereof, copies of all reports, financial information, statements and other documents delivered to NEG's revolving credit lenders;

            (iii)  periodic reports on the status of NEG's global reorganization efforts (including the status of discussions with NEG's other creditors);

            (iv)  timely notice of the commencement of any material litigation or other proceeding against NEG or any of its Subsidiaries; and

            (v)  any other reports reasonably requested by the Administrative Agent or FTI Consulting;

          (b)  continue to manage the construction of the Project (in cooperation with NEG) until requested otherwise by the Administrative Agent; and

          (c)  cooperate in all respects with the consultants and advisors engaged by the Administrative Agent (including, without limitation, FTI Consulting and PA Consulting Group).

        Section 8.    NEG Obligations.    NEG hereby:

          (a)  agrees to cooperate, and cause its Subsidiaries to cooperate with any reasonable proposal of the Administrative Agent regarding disposition of the ownership interests in and/or assets of the Company, on terms and conditions satisfactory to the Administrative Agent and the Creditors in their sole discretion;

          (b)  agrees to continue to manage (in cooperation with the Company) the construction of the Project until requested otherwise by the Administrative Agent;

          (c)  agrees to cooperate, and cause its Subsidiaries to cooperate, in all respects with the consultants and advisors engaged by the Administrative Agent (including, without limitation, FTI Consulting and PA Consulting Group);

          (d)  agrees to reimburse, or cause the reimbursement of, the Administrative Agent for all reasonable costs, fees and expenses of counsel, consultants and other professionals (limited to Milbank, Tweed, Hadley & McCloy LLP, Simpson, Thacher & Bartlett, FTI Consulting and PA Consulting Group) engaged by or on behalf of the Administrative Agent; and

          (e)  reaffirms and acknowledges all of its obligations under each of the Transaction Documents to which it is a party.

        Section 9.    Conditions Precedent.    This Waiver Agreement shall become effective on the date (the "Effective Date") on or after November 6, 2002 on which the following conditions precedent shall have been satisfied in the sole discretion of the Administrative Agent:

          (a)  the Administrative Agent shall have received a duly executed counterpart of this Waiver Agreement from each of the Company, the Owner, the Administrative Agent, the Security Agent, Participants constituting Required Participants and NEG;

          (b)  other than with respect to the Known Defaults, no Default or Event of Default shall have occurred and be continuing;

          (c)  NEG shall have caused PGET to execute an amendment to the PGET Gas Supply Agreement and the PGET Power Purchase Agreement pursuant to which amendment PGET agrees with the Company that the "Term" of each such Project Document as set out in Article 1 of each such Project Document shall not commence unless PGET has received written notice from the Administrative Agent (acting with the consent of the Required Participants) informing PGET that the term under each such Project Document shall commence on the date specified in such written notice; provided that, as of the date hereof and subject to the Company's right to receive revenues generated by the sale of test power and PGET's right to be reimbursed by the Company for gas purchased to provide such test power, the Company hereby acknowledges that it has no rights under, and PGET acknowledges that the Company has no obligations under, any contract entered into by PGET or any of its Affiliates as principal relating to the purchase or sale of gas or power which purport to be for the benefit of the Company or the Project;

          (d)  the Administrative Agent shall have received in cash, for the account of the Lenders and Investors, interest and Investor Yield (as otherwise required under the Operative Documents) for the period from the date hereof through November 14, 2002 on $23,000,000 which represents the maximum amount that may be drawn on any one Funding Date occurring during the Waiver Period (provided that this condition precedent may only be satisfied if payment of such amount is made by a Person other than the Company); it being agreed that payment of such interest shall satisfy all obligations in respect of payment of such interest for such $23,000,000 during the period from the date hereof through November 14, 2002;

          (e)  the Administrative Agent shall have received in cash, for the pro rata benefit of the Lenders and Investors, a fee in the amount of 1% of $23,000,000 (provided that this condition precedent may only be satisfied if payment of such amount is made by a Person other than the Company); and

          (f)    either (i) the Security Agent (acting for the benefit of the Creditors) shall have been granted a Lien on the bank account maintained by the Company for the purpose of holding cash retainage under the EPC Contract (the "Retainage Account"); or (ii) other arrangements acceptable to the Administrative Agent acting in its sole discretion have been put in place to ensure that funds on deposit in the Retainage Account cannot be classified as the property of or an asset of the Company;

  provided that:

              (i)  the amendment set forth in Section 3 shall not be effective until the additional condition precedent set out in clause (y) of Section 3 shall have been satisfied;

            (ii)  the waivers set forth in Section 5 shall not be effective until the additional condition precedent set out in clause (c) of Section 5 shall have been satisfied; and

            (iii)  the waivers set forth in Section 6 shall not be effective until the additional condition precedent set out in clause (c) of Section 6 shall have been satisfied;

  provided further that the Effective Date may occur notwithstanding the non-satisfaction of any of additional conditions precedent referred to in the foregoing clauses (i), (ii) and (iii).

        Section 10.    Representations and Warranties.    To induce the Creditors to enter into this Waiver Agreement, each of the Company and the Owner hereby represents and warrants that its representations and warranties set forth in Sections 4.1 (other than that set forth in (a) Section 4.1(i) (No Default) solely with respect to the Known Defaults and any Subject Defaults and (b) Section 4.1(n) of the Participation Agreement (Collateral) solely with respect to the mechanics liens described in clause (b) of the definition of "Known Defaults") and 4.2 of the Participation Agreement, respectively, are, after giving effect to this Waiver Agreement, true and correct in all material respects as if made on and as of the date hereof (except to the extent made as of an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date) as if made on and as of the date hereof and as if each reference in such Sections 4.1 and 4.2 to the "Operative Documents" or the "Transaction Documents" included a reference to this Waiver Agreement. Each of the Company and the Owner further represent and warrant that as of November 1, 2002: (a) the aggregate outstanding principal amount of (i) Tranche A Loans is $351,122,577, (ii) Tranche B Loans is $276,644,687, (iii) Investor Contributions is $19,415,482, (iv) Working Capital Loans is $0, and (v) L/C Reimbursement Loans is $0; and (b) the aggregate undrawn face amount of (i) Working Capital L/Cs is $0, (ii) DSR L/Cs is $0 and (iii) RCE L/Cs is $0. Interest, fees and Investor Yield have accrued on the Loans and Investor Contributions and the

Commitments as provided in the Operative Documents. As of and on the date hereof, the obligations of the Owner under the Tranche A Loan Agreement, the Tranche B Loan Agreement and other Operative Documents and the Company under the Structural Guaranty and other Operative Documents to repay the Loans and the Investor Contributions and pay the other Secured Obligations, together with all interest and fees accrued thereon, is absolute and unconditional, and there exists no right of set off or recoupment, counterclaim or defense of any nature whatsoever to payment of the Secured Obligations.

        Section 11.    Authorization.    The Participants party hereto hereby authorize and direct the Administrative Agent and the Security Agent to execute, deliver and perform their respective obligations, if any, under this Waiver Agreement.

        Section 12.    Counterparts.    This Waiver Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Waiver Agreement by signing any such counterpart.

        Section 13.    Headings.    The headings of the various Sections of this Waiver Agreement are for convenience of reference only and shall not modify, define, expand or limit any of the terms or provisions hereof.

        Section 14.    Operative Document.    This Waiver Agreement shall constitute an Operative Document for purposes of the Participation Agreement and the other Transaction Documents.

        Section 15.    Severability.    Any provision of this Waiver Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

        Section 16.    Reservation of Rights; Continuing Effect of Operative Documents.

          (a)  The waivers set out in Sections 4, 5 and 6 hereof shall be of limited effect as specified therein, shall apply only as expressly set out therein and shall not constitute or be deemed to be a waiver of any other provision of any Operative Document. Actions undertaken during the Waiver Period are not intended to, and shall not be construed as, establishing or continuing a course of dealing among the parties with respect to (i) any Default or Event of Default which may now exist (whether known or unknown) or which may hereafter arise or (ii) any obligation of the Company, NEG or PGET under any Transaction Document to which it is a party and no such obligation shall be deemed directly or indirectly waived by virtue of this Waiver Agreement other than as expressly set out herein. The Creditors reserve all of their rights provided under the Operative Documents with respect to any Default or Event of Default which may now exist (whether known or unknown) or which may hereafter arise except to the extent specifically waived solely for the purpose of permitting the funding by the Lenders and Investors of Project Costs as set out in Sections 4, 5 and 6 hereof.

          (b)  Except as expressly set forth herein, this Waiver Agreement shall not constitute an amendment or waiver of any provision of any Transaction Document not expressly referred to herein and shall not be construed as a waiver or consent to any further or future action on the part of the Company that would require a waiver or consent of the Creditors or the Administrative Agent. Except as expressly amended, modified and supplemented hereby, the provisions of the Participation Agreement and all other Operative Documents are and shall remain in full force and effect.

          (c)  This Waiver Agreement is an agreement among the Lenders and Investors to permit funding of Project Costs through Construction Advances when such funding would not otherwise be permitted pursuant to the terms of the Operative Documents. Accordingly, notwithstanding anything in this Waiver Agreement to the contrary, this Waiver Agreement (i) does not release the Company from its obligation to deliver a Requisition and make payments of Equity Contribution Amounts in accordance with Section 5.1(x) of the Participation Agreement (which obligations shall be interpreted in the Operative Documents without giving effect to any provision of this Waiver Agreement) and (ii) does not waive any Known Default or Subject Default for any purpose whatsoever (it being understood that, to the extent provided by Section 4, the funding of Project Costs through Construction Advances shall be permitted notwithstanding the occurrence and continuance of Known Defaults or Subject Defaults).

        Section 17.    GOVERNING LAW.    THIS WAIVER AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

        Section 18.    RELEASE OF CLAIMS.    EACH OF NEG AND THE COMPANY HEREBY ACKNOWLEDGES AND AGREES THAT IT DOES NOT HAVE ANY DEFENSES, COUNTERCLAIMS, OFFSETS, CROSS-COMPLAINTS, CLAIMS OR DEMANDS OF ANY KIND OR NATURE WHATSOEVER THAT CAN BE ASSERTED TO REDUCE OR ELIMINATE ALL OR ANY PART OF LIABILITY OF THE COMPANY TO REPAY THE LENDERS AND INVESTORS AS PROVIDED IN THE OPERATIVE DOCUMENTS OR TO SEEK AFFIRMATIVE RELIEF OR DAMAGES OF ANY KIND OR NATURE FROM THE ADMINISTRATIVE AGENT OR ANY OTHER CREDITOR. EACH OF NEG AND THE COMPANY HEREBY VOLUNTARILY AND KNOWINGLY RELEASES AND FOREVER DISCHARGES THE ADMINISTRATIVE AGENT AND THE OTHER CREDITORS, AND THE ADMINISTRATIVE AGENT'S AND EACH OTHER CREDITOR'S PREDECESSORS, AGENTS, EMPLOYEES, SUCCESSORS AND ASSIGNS, FROM ALL POSSIBLE CLAIMS, DEMANDS, ACTIONS, CAUSES OF ACTION, DAMAGES, COSTS, OR EXPENSES, AND LIABILITIES WHATSOEVER, KNOWN OR UNKNOWN, ANTICIPATED OR UNANTICIPATED, SUSPECTED OR UNSUSPECTED, FIXED, CONTINGENT, OR CONDITIONAL, AT LAW OR IN EQUITY, ORIGINATING IN WHOLE OR IN PART ON OR BEFORE THE DATE THIS AGREEMENT IS EXECUTED, WHICH EITHER NEG OR THE COMPANY MAY NOW OR HEREAFTER HAVE AGAINST THE ADMINISTRATIVE AGENT OR ANY OTHER CREDITOR, AND THE ADMINISTRATIVE AGENT'S OR ANY OTHER CREDITOR'S PREDECESSORS, AGENTS, EMPLOYEES, SUCCESSORS AND ASSIGNS, IF ANY, IN THEIR CAPACITIES AS SUCH, AND IRRESPECTIVE OF WHETHER ANY SUCH CLAIMS ARISE OUT OF CONTRACT, TORT, VIOLATION OF LAW OR REGULATIONS, OR OTHERWISE, INCLUDING, WITHOUT LIMITATION, THE EXERCISE OF ANY RIGHTS AND REMEDIES UNDER THE OPERATIVE DOCUMENTS, AND NEGOTIATION AND EXECUTION OF THIS WAIVER AGREEMENT.

        IN WITNESS WHEREOF, the parties hereto have caused this Waiver Agreement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

LA PALOMA GENERATING COMPANY, LLC
By:

Name:
Title:

LA PALOMA GENERATING TRUST LTD., by and through Wilmington Trust Company, not in its individual capacity, but solely as Trustee under the Trust Agreement
By:

Name:
Title:

Additional signature pages omitted

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  Exhibit 10.20